Exhibit 10.1

ALTERA CORPORATION

2024 EQUITY INCENTIVE PLAN

1. PURPOSE

The purpose of this Plan is to advance the interests of Altera Corporation, a Delaware corporation (the “Corporation”), by stimulating the efforts of Employees, Outside Directors and Consultants who are selected to be Participants on behalf of the Corporation, aligning the long-term interests of Participants with those of stockholders, heightening the desire of Participants to continue in working toward and contributing to the success of the Corporation, assisting the Corporation in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract, motivate and retain the best available individuals for service to the Corporation. This Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and cash awards, each of which shall be subject to such conditions based upon continued employment or service, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2. DEFINITIONS

(a)“Award” means a stock option, stock appreciation right, restricted stock, restricted stock unit or cash award granted to a Participant pursuant to the Plan.

a.“Award Agreement” means the document(s) evidencing an Award.

a.“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

a.“Board of Directors” means the Board of Directors of the Corporation.

a.“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

i.any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (3) below;

i.following the closing date of the first sale to the general public of the Shares pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (the “Registration Date”), the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, on the Registration Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Registration Date or whose appointment, election or nomination for election was previously so approved or recommended;

i.there is consummated a merger or consolidation of the Corporation or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the Corporation, the entity surviving such merger or consolidation or, if the Corporation or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities; or

i.the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than (A) a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Corporation following the completion of such transaction in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Corporation’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, no bona fide financing transaction shall constitute a Change in Control for the purposes of this definition, nor shall a Change in Control include any transaction or series of related transactions that the Board of Directors (or, as applicable, the Committee) determines shall not constitute a Change in Control, and the Board of Director’s (or, as applicable, the Committee’s) determination shall be final, binding and conclusive.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation shall also be deemed to have occurred under Section 409A of the Code.

a.“Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

a.“Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3 (or the Board of Directors acting as the Committee).

a.“Consultant” means any person, including any adviser, engaged by the Corporation, or any Subsidiary of the Corporation, or prior to the Transition Date, engaged by Intel Corporation and its Subsidiaries other than the Corporation and any Subsidiary of the Corporation (referred to herein as “Intel”) to render services to such entity if the person or adviser: (i) renders bona fide services to the Corporation or the Subsidiary (or prior to the Transition Date, rendered services to Intel with respect to the Corporation (formerly known as Intel’s Programmable Solutions Group business unit)); (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Corporation’s securities; and (iii) is a natural person.

a.“Disablement” will mean a physical condition arising from an illness or injury, which renders the Participant incapable of performing work in her or her regular occupation, as determined by the Corporation. The Participant’s regular occupation is the occupation he or she routinely performs at the time the Participant’s Disablement began.

a.“Employee” means any person employed by the Corporation, any Subsidiary of the Corporation, or prior to the Transition Date, Intel, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or the applicable law. The payment by the Corporation of a director’s fee to an Outside Director shall not be sufficient to constitute “employment” of such Director by the Corporation.

a.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

a.“Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the common stock of the Corporation is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the common stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) if there is not an established market for the common stock, the Fair Market Value will be determined in good faith by the Committee.

a.“Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.

a.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

a.“Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

a.“Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Performance Criteria specified in Section 10(b) or any other performance criteria.

a.“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

a.“Plan” means this Altera Corporation 2024 Equity Incentive Plan.

a.“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

a.“Share” shall mean a share of common stock, $0.001 par value, of the Corporation or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

a.“Subsidiary” means any corporation or entity in which the Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

a.“Transition Date” means January 1, 2025, or such other date as determined by the Board of Directors that the Employees aligned to the Corporation (formerly known as Intel’s Programmable Solutions Group business unit) transition from Intel to the Corporation.

3. ADMINISTRATION

(a) Composition of Committee. This Plan shall be administered by the Committee or prior to the date the Corporation becomes subject to the reporting requirements of Rule 13 or 15(d) of the Exchange Act, the Board of Directors. Effective as of the date the Corporation becomes subject to the reporting requirements of Rule 13 or 15(d) of the Exchange Act, the Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Corporation (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Corporation the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants (other than any such officers themselves) who are not directors or executive officers, provided however that the resolution so authorizing such officer(s) shall specify the total number of Shares, rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Corporation or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the forms of Award Agreement and manner of acceptance of an Award, and to take or approve such further actions as it determines necessary or appropriate to the administration of the Plan and Awards, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange or a national market system upon which Shares are traded, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 13;

(ii) to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or service, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 11;

(vii) to cancel any Award, without consideration and without requirement of the consent of the Participant to whom such Award has been granted, in the event that the Committee has determined that such Award is without any economic value in excess of nominal or par value or prospect of future value;

(viii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee or other service provider under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by or providing services to an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an Employee to a Consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any Employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary. Prior to the Transition Date, the events described in the preceding sentence shall include Intel for purposes of determining the effect upon an Award and upon an individual’s status as an Employee or other service provider under the Plan.

(e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all persons. The Committee may consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. Any decision or action by the Committee may be contested only by a Participant or other holder of an Award and only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

4. PARTICIPANTS

Awards under the Plan may be granted to any person who is an Employee, Consultant or Outside Director. Outside Directors may be granted Awards only pursuant to Section 9 of the Plan. The status of the Chairman of the Board of Directors as an Employee or Outside Director shall be determined by the Committee.

5. EFFECTIVE DATE AND EXPIRATION OF PLAN

(a) Effective Date. This Plan was approved by the Board of Directors on July 25, 2024 and became effective on that date.

(b) Expiration Date. The Plan shall remain available for the grant of Awards until July 25, 2034 or such earlier date as the Board of Directors may determine; furthermore, ISOs (as defined below) may not be granted under the Plan after the 10th anniversary of the date of the Board of Directors’ most recent approval of the Plan. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6. SHARES SUBJECT TO THE PLAN

(a) Available Shares. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance pursuant to Awards under the Plan is 36,040,262. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, as applicable, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. Notwithstanding the preceding sentence, the following Shares may not again be made available for issuance pursuant to Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, (iii) Shares repurchased on the open market, if applicable, with the proceeds of the option exercise price, or (iv) Shares settled at the Committee’s discretion in cash.

(b) Tax Code Limits. Notwithstanding anything to the contrary in this Plan, the foregoing share limitations described in Sections 6(a) and 6(b) shall be subject to adjustment under Section 11. The aggregate number of Shares issued pursuant to incentive stock options granted under the Plan shall not exceed 36,040,000, which limitation shall be subject to adjustment under Section 11 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.

7. PLAN AWARDS

(a) Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock, restricted stock units and cash awards. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the Fair Market Value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv) Restricted Stock Unit. A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the Fair Market Value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).

(iv) Cash Awards. A “Cash Award” is an award of a right to receive a payment or payments in cash (as determined by the Committee), the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Cash Award Agreement”).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8. EMPLOYEE AND CONSULTANT PARTICIPANT AWARDS

(a) Grant, Terms and Conditions of Stock Options and SARs

The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of grant. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(ii) No Repricing. Other than in connection with a change in the Corporation’s capitalization or other transaction as described in Section 11(a) through (d) of the Plan, the Corporation shall not, without stockholder approval, reduce the purchase price of a Stock Option or SAR and, at any time when the purchase price of a Stock Option or SAR is above the Fair Market Value of a Share, the Corporation shall not, without stockholder approval (except in the case of a transaction described in Section 11(a) through (d) of the Plan), cancel and re-grant or exchange such Stock Option or SAR for a new Award with a lower (or no) purchase price or for cash.

(iii) No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other stock option.

(iv) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment or service, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option.

Each Stock Option or SAR must expire within a period of not more than ten (10) years from the grant date. In each case, the Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or a Parent or Subsidiary thereof, breach of fiduciary duty or deliberate disregard of Corporation, Parent or Subsidiary rules resulting in loss, damage or injury to the Corporation or a Parent or Subsidiary thereof, or if a Participant makes an unauthorized disclosure of any Corporation, Parent or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or a Parent or Subsidiary thereof or induces any principal for whom the Corporation or a Parent or Subsidiary thereof acts as agent to terminate such agency relationship, the Committee or an Authorized Officer may determine that neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Committee may require the Participant to repay to the Corporation, in cash and upon demand, the Option Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon exercise of a Stock Option or SAR if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issuable or issued upon exercise of a Stock Option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the Fair Market Value per Share at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(vi) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine. The Committee may establish rules for the deferred delivery of common stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.

(vii) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(viii) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the

Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

(b) Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(ii) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the date of grant or issuance.

(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock
Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, the ability to retain and/or the vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to the Participant’s continued employment or service, passage of time and/or such performance criteria and level of achievement versus these criteria, as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year.

(iv) Termination of Employment/Service. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Restricted Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Committee. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Committee and subject to the limitations of Section 10(c). Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 11. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

(vi) Suspension or Termination of Restricted Stock and Restricted Stock Units. If at any time an Authorized Officer reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or a Parent or Subsidiary thereof, breach of fiduciary duty or deliberate disregard of Corporation, Parent or Subsidiary rules resulting in loss, damage or injury to the Corporation or a Parent or Subsidiary thereof, or if a Participant makes an unauthorized disclosure of any Corporation, Parent or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or a Parent or Subsidiary thereof or induces any principal for whom the Corporation or a Parent or Subsidiary thereof acts as agent to terminate such agency relationship, the Committee or an Authorized Officer may determine that the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of Contributing Misconduct, the Committee may require the Participant to repay to the Corporation, in cash and upon demand, the Restricted Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon the vesting of Restricted Stock or a Restricted Stock Unit if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issued or issuable upon vesting of Restricted Stock or a Restricted Stock Unit, an amount determined appropriate by the Committee to reflect the effect of the restatement, up to the amount equal to the Fair Market Value per Share at the time of such sale or other disposition multiplied by the number of Shares or units sold or disposed of. The return of Restricted Stock Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(c) Grant, Terms and Conditions of Cash Awards

The Committee may grant Cash Awards at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Committee. A Participant shall not have any rights as a stockholder with respect to any Cash Award. Any Cash Award shall be evidenced only by a Cash Award Agreement, including any notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Cash Awards granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Cash Award Agreement shall contain provisions regarding (a) the amount of cash subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the amount of cash granted, issued, retainable and/or vested, (c) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the cash as may be determined from time to time by the Committee, (d) restrictions on the transferability of the Cash Award and (e) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

9. OUTSIDE DIRECTOR AWARDS

The number of Awards granted to each Outside Director in a fiscal year of the Corporation (“Outside Director Awards”) is limited, so that the grant date fair value of all Outside Director Awards granted by the Board of Directors combined with all cash-based compensation earned in the same fiscal year, may not exceed $1,250,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Award, or the formula pursuant to which such number shall be determined, the type or types of Awards included in the Outside Director Awards, the date of grant and the vesting, expiration and other terms applicable to such Outside Director Awards shall be specified from time to time by the Board of Directors, subject to the terms of this Plan, including the terms specified in Section 8. If the Board of Directors reasonably believes that an Outside Director has committed an act of misconduct as specified in Section 8(a)(v) or 8(b)(vi), the Board of Directors may suspend the Outside Director’s right to exercise any Stock Option or SAR and/or the vesting of any Restricted Stock or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed. If the Board of Directors determines that an Outside Director has committed an act of misconduct, neither the Outside Director nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and shall forfeit any unvested Restricted Stock or Restricted Stock Unit Award.

10. OTHER PROVISIONS APPLICABLE TO AWARDS

(a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or as permitted by Rule 701 of the Securities Act. Further, until the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Board of Directors or the Committee, as applicable, determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or Disablement of the Participant.

(b) Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria or any other performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, on a U.S. generally accepted accounting principles (“GAAP”) or non-GAAP basis, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before one or more of interest, taxes, depreciation and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) gross margin, operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any infrequently occurring or other unusual items, either under applicable accounting provisions or described in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year, and (vi) any other events as the Committee shall deem appropriate, if such adjustment is timely approved in connection with the establishment of Performance Criteria. Notwithstanding satisfaction of any completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be credited and/or payable to any Participant with respect to the Shares subject to any Award; provided, however, that in no event will dividends or dividend equivalents be credited or payable in respect of Stock Options or SARs. Notwithstanding the foregoing, dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.

(d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(e) Additional Restrictions on Awards.

(i) Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

(ii) In connection with an initial offering of the Corporation’s Shares pursuant to a registration statement filed by the Corporation with the Securities and Exchange Commission and upon request of the Corporation or the underwriters managing such offering of the Corporation’s securities, Participants shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Corporation however or whenever acquired (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Corporation or such managing underwriters and Participant shall execute an agreement reflecting the foregoing as may be requested by the underwriters in connection with such offering. Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs, or prior to the expiration of the restricted period the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any Financial Industry Regulatory Authority rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.

(f) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by or providing services to a Subsidiary, such grant may, if the Committee so directs, be implemented by the Corporation issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

(g) Compensation Recovery. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Corporation shall be entitled to the extent permitted or required by applicable law, Corporation policy and/or the requirements of a stock exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Corporation at any time to a Participant under the Plan. To the extent any such recoupment requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Corporation, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by applicable law, Corporation policy and/or the requirements of a stock exchange on which the Shares are listed for trading. No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “involuntary termination” (or similar term) under any agreement between any Participant and the Corporation (or any Parent or Subsidiary of the Corporation).

11. ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Corporation or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Corporation of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate provided, however, that the Committee will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Corporation is relying upon the exemption afforded thereby with respect to the Award.

(b) If the outstanding Shares or other securities of the Corporation, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Accounting Standards Codification 718) affecting the Shares or other securities of the Corporation, the Committee shall equitably adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Sections 6 and 9 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.

(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any other provision hereof to the contrary notwithstanding (except Section 11(a)), in the event of a Change in Control, outstanding Awards shall be subject to (i) any terms relating to a Change in Control as set forth in the applicable Award Agreements for such Awards and (ii) to the extent such terms do not conflict with an agreement of merger or reorganization, or such Award Agreements are silent with respect to a Change in Control, the agreement of merger or reorganization, which may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Corporation (if the Corporation is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

12. LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

13. TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may amend, alter or discontinue the Plan and the Board of Directors or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, including pursuant to Section 3(c)(vii), provided, however, that the Corporation shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by an applicable stock exchange or a national market system upon which Shares are traded or that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

(c) Reduce the option price of outstanding Stock Options;

(d) Extend the term of this Plan;

(e) Change the class of persons eligible to be Participants; or

(f) Increase the limits in Section 6.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration made pursuant to Section 3(c)(vii) or if the Committee otherwise determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

14. TAXES

(a) Tax Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant equal to an amount no greater than the maximum statutory tax rate applicable to such Participant in all relevant jurisdictions, and in all cases reduced by the amount of any withholding obligation a Participant satisfies by cash payment to the Corporation.

(b) Compliance with Section 409A. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Corporation for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Corporation and its affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Corporation or any of its affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Committee shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meet the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Corporation makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

15. GENERAL PROVISIONS

(a) Employment At Will. Neither the Plan nor the grant of any Award nor any action by the Corporation, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of or service to the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Corporation or a Subsidiary, as the case may be, it may determine to do so.

(b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(d) Third Party Administrator. In connection with a Participant’s participation in the Plan, the Corporation may use the services of a third party administrator, including a brokerage firm administrator, and the Corporation may provide this administrator with personal information about a Participant, including a Participant’s name, social security number and address, as well as the details of each Award, and this administrator may provide information to the Corporation concerning the exercise of a Participant’s rights and account data as it relates to Awards under the Plan.

(e) Investment Representations. As a condition to the exercise of an Award, the Corporation may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.

16. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or restricted stock units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Corporation has determined that such registration is unnecessary.

18. LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.